UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

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SPRINT CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of principal executive offices, including zip code)

(855) 848-3280
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

              The 2014 annual meeting of stockholders of Sprint Corporation (the “Company”) was held on August 6, 2014. Stockholders representing 3,850,562,960 shares, or approximately 97%, of the common shares outstanding as of the June 9, 2014 record date were present in person or were represented at the meeting by proxy.  Final voting results are shown below.

          The Company's bylaws provide that the directors receiving the highest number of votes "for" will be elected. Each other matter was determined by a majority of votes cast.

	Votes Cast For		Votes Withheld
	Number	% of Votes Cast	Number	Broker Non-Votes
Robert R. Bennett	3,747,547,555	99.8%	6,567,520	96,447,885
Gordon M. Bethune	3,708,816,676	98.8%	45,298,399	96,447,885
Marcelo Claure	3,737,482,672	99.6%	16,632,403	96,447,885
Ronald D. Fisher	3,653,901,292	97.3%	100,213,783	96,447,885
Daniel R. Hesse	3,746,393,660	99.8%	7,721,415	96,447,885
Frank Ianna	3,746,897,669	99.8%	7,217,406	96,447,885
Adm. Michael G. Mullen	3,710,145,844	98.8%	43,969,231	96,447,885
Masayoshi Son	3,734,773,671	99.5%	19,341,404	96,447,885
Sara Martinez Tucker	3,750,069,993	99.9%	4,045,082	96,447,885

Proposals Submitted by Board of Directors
Ratification of the selection of the independent registered public accounting firm (“Independent Auditor”) received the affirmative vote of a majority of the votes cast and was passed. The advisory approval of executive compensation is non-binding.

	Votes Cast For			Abstain	Broker Non-Votes
Proposal	Number	% of Votes Cast	Votes Cast Against
Ratification of selection of Independent Auditor	3,720,351,412	96.6%	128,783,919	1,427,629	N/A

Advisory approval of executive compensation	3,481,596,185	92.8%	269,753,153	2,765,737	96,447,885

Proposals Submitted by Stockholders
None of the stockholder proposals voted on at the meeting received a majority of the votes cast. Votes on stockholder proposals that were included in the proxy statement were as follows:
Proposal	Votes Cast For				Broker Non-Votes
	Number	% of Votes Cast	Votes Cast Against	Abstain
Executive stock retention	70,942,531	1.9%	3,681,863,717	1,308,827	96,447,885
Political contributions	54,993,454	1.5%	3,657,154,206	41,967,415	96,447,885

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

August 8, 2014	By:	/s/ Timothy O'Grady
Timothy O'Grady
Assistant Secretary